DAVIDSON & COMPANY LLP Chartered Accountants A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A of Avvaa World Health Care Products, Inc. of our report dated August 17, 2006 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

September 21, 2006

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947 Fax (604) 687-6172